Exhibit 99.1

Clayton Williams Energy Announces First Quarter 2008 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the first quarter of 2008 of $7.2 million, or $.62 per share, as compared to a net loss of $12.3 million, or $1.09 per share, for the first quarter of 2007. Cash flow from operations for the first quarter of 2008 was $78 million, as compared to $36.2 million during the same period in 2007.

Oil and gas sales increased 94% from $61.2 million for the first quarter of 2007 to $118.9 million for the same quarter in 2008 due to a combination of higher prices and incremental production volumes. Gas production increased 28% to 5.5 Bcf, or 60,967 Mcf per day, from 4.3 Bcf, or 48,078 Mcf per day, in the 2007 quarter. Oil production for the first quarter of 2008 increased 26% to 684,000 barrels, or 7,516 barrels per day, compared to 543,000 barrels, or 6,033 barrels per day, in the 2007 quarter. The increase in gas production was attributable primarily to recent drilling activity in North and South Louisiana. The increase in oil production was due primarily to in-fill drilling and secondary water frac operations on existing wells in the Austin Chalk (Trend) and increased drilling activities in the Permian Basin. For the first quarter of 2008, average realized gas prices increased 28% to $8.86 per Mcf from $6.91 per Mcf in the same quarter of 2007, while oil prices increased 75% to $96.37 per barrel from $55.21 per barrel in the 2007 period. Average realized prices for 2008 and 2007 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

For the first quarter of 2008, the Company reported a $46.1 million net loss on derivatives, consisting of a $32 million non-cash loss to mark the Company’s derivative positions to their fair value on March 31, 2008 and a $14.1 million realized loss on settled contracts. For the same period in 2007, the Company reported a $16.8 million net loss on derivatives, consisting of a $18.8 million non-cash loss due to changes in mark-to-market valuations and a $2 million realized gain on settled contracts.

The Company recorded exploration costs during the first quarter of 2008 of $4 million compared to $12 million for the first quarter of 2007. The 2008 quarter related primarily to seismic expense. Although write-offs related to abandonments and impairments were minimal during the current quarter, completion operations remain in-progress on two exploratory wells in the Company’s East Texas Bossier prospect, the Big Bill Simpson #1 and the Margarita #1. If the Company is unable to establish sufficient production levels from either or both of these wells, results of operations in subsequent quarters may be adversely affected by the outcome of those wells.

The Company has increased its estimates for planned exploration and development expenditures for fiscal 2008 by $88 million from $256.5 million to $344.5 million. Strong cash flow from operations resulting from higher commodity prices and rising oil and gas production have afforded the Company the opportunity to make this upward change. The increase in capital spending relates primarily to activities in the Permian Basin and North Louisiana, including an exploratory well on the Winnsboro prospect to test the pressured Bossier interval in this area.

The Company will host a conference call to discuss these results and other forward-looking items today, May 6th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 26036272. The replay will be available for one week at 888-286-8010, passcode 33611138.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended
	March 31,
	2008	2007
REVENUES
Oil and gas sales	$118,919	$61,180
Natural gas services	2,538	2,654
Drilling rig services	14,832	8,417
Gain on sales of property and equipment	569	259
Total revenues	136,858	72,510

COSTS AND EXPENSES
Production	20,579	17,278
Exploration:
Abandonments and impairments	297	11,105
Seismic and other	3,675	890
Natural gas services	2,515	2,413
Drilling rig services	11,117	4,933
Depreciation, depletion and amortization	30,273	15,231
Impairment of property and equipment	-	565
Accretion of abandonment obligations	530	618
General and administrative	3,448	3,903
Loss on sales of property and equipment	9	9,332
Total costs and expenses	72,443	66,268
Operating income	64,415	6,242

OTHER INCOME (EXPENSE)
Interest expense	(7,446)	(7,629)
Loss on derivatives	(46,109)	(16,849)
Other	655	713
Total other income (expense)	(52,900)	(23,765)

Income (loss) before income taxes and minority interest	11,515	(17,523)

Income tax (expense) benefit	(4,222)	6,080

Minority interest, net of tax	(114)	(867)

NET INCOME (LOSS)	$7,179	$(12,310)

Net income (loss) per common share:
Basic	$0.63	$(1.09)
Diluted	$0.62	$(1.09)

Weighted average common shares outstanding:
Basic	11,387	11,290
Diluted	11,643	11,290

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
ASSETS
	March 31,	December 31,
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$18,523	$12,344
Accounts receivable:
Oil and gas sales, net	48,991	36,698
Joint interest and other, net	18,241	16,666
Affiliates	9,608	308
Inventory	14,896	14,348
Deferred income taxes	3,581	3,581
Fair value of derivatives	-	7,191
Assets held for sale	72,135	17,281
Prepaids and other	3,583	3,962
	189,558	112,379
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,313,786	1,374,090
Natural gas gathering and processing systems	18,604	18,404
Contract drilling equipment	89,965	89,956
Other	14,536	14,505
	1,436,891	1,496,955
Less accumulated depreciation, depletion and amortization	(736,153)	(765,877)
Property and equipment, net	700,738	731,078

OTHER ASSETS
Debt issue costs, net	6,615	6,963
Fair value of derivatives	72	-
Other	11,059	10,676
	17,746	17,639
	$908,042	$861,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$84,602	$72,477
Oil and gas sales	27,954	24,806
Affiliates	2,190	1,747
Current maturities of long-term debt	20,625	22,500
Fair value of derivatives	71,646	56,929
Accrued liabilities and other	5,884	10,308
	212,901	188,767
NON-CURRENT LIABILITIES
Long-term debt	414,688	430,175
Deferred income taxes	48,633	44,302
Fair value of derivatives	10,192	-
Other	37,371	37,046
	510,884	511,523
STOCKHOLDERS' EQUITY:
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,210	1,135
Additional paid-in capital	136,831	121,063
Retained earnings	43,069	35,890
Accumulated other comprehensive income, net of tax	3,147	2,718
	184,257	160,806
	$908,042	$861,096

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,179	$(12,310)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	30,273	15,231
Impairment of proved properties	-	565
Exploration costs	297	11,105
Gain on sales of property and equipment, net	(565)	(128)
Deferred income taxes	4,100	(6,080)
Non-cash employee compensation	342	610
Unrealized loss on derivatives	32,028	18,822
Settlements on derivatives with financing elements	10,415	5,593
Amortization of debt issue costs	346	309
Accretion of abandonment obligations	530	618
Minority interest, net of tax	114	867

Changes in operating working capital:
Accounts receivable	(13,869)	(286)
Accounts payable	11,985	(3,703)
Other	(5,130)	5,016
Net cash provided by operating activities	78,045	36,229

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(49,610)	(55,749)
Additions to equipment of Larclay JV	(9)	(19,316)
Proceeds from sales of property and equipment	629	645
Change in equipment inventory	(1,620)	3,896
Other	69	(2,970)
Net cash used in investing activities	(50,541)	(73,494)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	25,000
Proceeds from long-term debt of Larclay JV	-	8,727
Repayments of long-term debt	(10,800)	-
Repayments of long-term debt of Larclay JV	(6,562)	-
Proceeds from sale of common stock	6,452	5,962
Settlements on derivatives with financing elements	(10,415)	(5,593)
Net cash provided by (used in) financing activities	(21,325)	34,096

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,179	(3,169)

CASH AND CASH EQUIVALENTS
Beginning of period	12,344	13,840

End of period	$18,523	$10,671

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	15,562	15,389
North Louisiana	13,596	2,409
South Louisiana	23,552	20,121
Austin Chalk (Trend)	2,460	2,011
Cotton Valley Reef Complex	5,270	7,697
Other	527	451
Total	60,967	48,078

Oil (Bbls):
Permian Basin	3,494	3,096
North Louisiana	343	29
South Louisiana	985	1,172
Austin Chalk (Trend)	2,635	1,672
Other	59	64
Total	7,516	6,033

Natural gas liquids (Bbls):
Permian Basin	215	199
Austin Chalk (Trend)	272	265
Other	150	47
Total	637	511

Total Production:
Natural Gas (MMcf)	5,548	4,327
Oil (MBbls)	684	543
Natural gas liquids (MBbls)	58	46
Gas Equivalents (MMcfe)	10,000	7,861

Average Realized Prices (a):
Gas ($/Mcf):	$8.86	$6.91
Oil ($/Bbl):	$96.37	$55.21
Natural gas liquids ($/Bbl)	$54.83	$33.30

Gains (Losses) on settled derivative contracts (a):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$(884)	$4,509
Per unit produced ($/Mcf)	$(0.16)	$1.04

Oil:
Net realized loss	$(12,906)	$(2,559)
Per unit produced ($/Bbl)	$(18.87)	$(4.71)

Clayton Williams Energy, Inc.
Summary of Capital Expenditures
(Unaudited)

	Planned
	Expenditures
	Year Ending	Percentage
	12/31/2008	of Total

Permian Basin	$168,000	49%
North Louisiana	62,600	18%
Austin Chalk (Trend)	55,400	16%
East Texas Bossier	28,600	8%
South Louisiana	18,700	6%
Utah/California	10,900	3%
Other	300	-
	$344,500	100%

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2008 or 2007 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2008 and 2007 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

Certain reclassifications of prior period financial statement amounts have been made to conform to current period presentations.

CONTACT:
Clayton Williams Energy, Inc., Midland,TX
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer